Exhibit 10.1
Agreed Annual Borrowing Base Determination and Additional Borrowing Base
Redeterminations
Reference is made to that certain Credit Agreement dated as of February 12, 2007 among Pinnacle Gas Resources, Inc., as Borrower, and The Royal Bank of Scotland plc, as a Lender and as Administrative Agent (the “Credit Agreement”). Terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.
In accordance with Section 2.8.2 of the Credit Agreement, Pinnacle has provided the Administrative Agent with the Reserve Report and such other information requested by the Administrative Agent in connection therewith for the purposes of the 2008 annual determination of the Borrowing Base. By its execution hereof, the Borrower requests the Administrative Agent and Lenders to agree to a modification of the amount and determination of the Proposed Borrowing Base and the Borrowing Base by providing (in addition to and not in lieu of any other determinations or redeterminations of the Borrowing Base provided for in the Credit Agreement) for certain agreed monthly redeterminations of the Borrowing Base as set forth herein. Subject to the terms hereof, the Administrative Agent and Lenders are willing to so agree.
THEREFORE, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:
1. Until a further determination or redetermination as provided by the Credit Agreement, the Borrowing Base shall be the amount set out in the following schedule, effective on April 1, 2008, for the period from April 1, 2008 through April 30, 2008, and shall be redetermined effective on the first day of each succeeding month set out such schedule to the amount set forth therein for the indicated period with no further action by or notice from the Administrative Agent or Lenders, and each such determination and redetermination shall be a determination or redetermination for purposes of Section 2.8.8 of the Credit Agreement:

BORROWING
APPLICABLE PERIOD	BASE
April 1, 2008 through April 30, 2008	$18,500,000
May 1, 2008 through May 31, 2008	$18,166,667
June 1, 2008 through June 30, 2008	$17,833,333
July 1, 2008 through July 31, 2008	$17,500,000
August 1, 2008 through August 31, 2008	$17,166,667
September 1, 2008 through September 30, 2008	$16,833,333
October 1, 2008 through Next Determination or Redetermination	$16,500,000
2. The above determination and redeterminations shall be in addition to, and not in lieu of any other determination or redetermination provided for in the Credit Agreement.
3. Except as modified hereby, the terms and conditions of the Credit Agreement shall continue in full force and effect.
Executed as of April 10, 2008.
(Signature page follows)

BORROWER: PINNACLE GAS RESOURCES, INC.
By:	/s/ Ronald T. Barnes
	Name:	Ronald T. Barnes
	Title:	Chief Financial Officer, Senior Vice President and Secretary

ADMINISTRATIVE AGENT: THE ROYAL BANK OF SCOTLAND plc
By:	/s/ Mark Lumpkin, Jr.
	Name:	Mark Lumpkin, Jr.
	Title:	Vice President

LENDERS: THE ROYAL BANK OF SCOTLAND plc, as a Lender
By:	Mark Lumpkin, Jr.
	Name:	Mark Lumpkin, Jr.
	Title:	Vice President